UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 24, 2003

WESCORP ENERGY INC.
(Exact name of registrant as specified in its chapter)

Delaware	000-30095	33-0921967
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

8709-50 Street, Edmonton, Alberta, Canada	T6E 5H4
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 1-877-247-1975

CTI Diversified Holdings, Inc.
(Former name or former address, if changed since last report)

This report on Form 8-K/A amends the report on Form 8-K filed on December 18, 2003.

ITEM 5. OTHER EVENTS

1. Completion of Private Placement of Units.

On December 17, 2003, CTI Diversified Holdings, Inc. (the "Company") completed a private placement of 2,783,494 units at the price of $0.30 per unit for total proceeds of $835,048.50. Each unit consists of one share of common stock and one share purchase warrant. Each warrant entitles the holder to purchase one additional share at a price of $0.35 at any time until the close of business on December 16, 2005. The shares and the warrants were issued to non-US persons outside the United States in reliance upon an exemption from registration under Regulation S of the Securities Act of 1933, as amended. The Company intends to use the proceeds of the private placement for general working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Diversified Holdings, Inc.

/s/ John Anderson
(Signature)

Date December 24, 2003	John Anderson, President & CEO
(Print name and title of signing officer)